                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Registration Statement on Form S-4 of ICON Health & Fitness, Inc. of our report dated July 18, 2001, except for Note 17 for which the date is August 29, 2001, relating to the financial statements and financial statement schedule of ICON Health & Fitness, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Salt Lake City, Utah
May 29, 2002